AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES

EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the report of Ameron International Corporation (the "Company") on Form 10-Q for the quarter ended August 26, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James S. Marlen, President, Chief Executive Officer of the Company and I, James R. McLaughlin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James S. Marlen
James S. Marlen
President & Chief Executive Officer
September 21, 2007

/s/ James R. McLaughlin
James R. McLaughlin
Senior Vice President-Chief Financial Officer
& Treasurer
September 21, 2007

* A signed original of this written statement required by Section 906 has been provided to Ameron International Corporation and will be retained by Ameron International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.